IN THE UNITED STATES BANKRUPTCY COURT
                     FOR THE NORTHERN DISTRICT OF GEORGIA
                                NEWNAN DIVISION

In re                               )    Chapter 11
                                    )
THE NEW POWER COMPANY, et al.,      )    Jointly Administered
                       -- ---       )
                                    )
                  Debtors.          )    Case Nos. 02-10835 through 02-10837
                                    )
                                    )    Judge W. Homer Drake, Jr.
------------------------------------


         SUPPLEMENTAL STATEMENT TO MOTION PURSUANT TO SECTION 5.20 OF
      THE DEBTORS' SECOND AMENDED CHAPTER 11 PLAN AND SECTION 1142(b) OF
           THE BANKRUPTCY CODE FOR AN ORDER AUTHORIZING THE PAYMENT
            OF INTERIM DISTRIBUTIONS TO STAKEHOLDERS UNDER THE PLAN

          NewPower Holdings, Inc. ("Holdings"), The New Power Company ("NewPower") and TNPC Holdings, Inc. ("TNPC") (collectively, the "Company" or the "Debtors"), hereby file this supplemental statement (the "Supplemental Statement") to their motion pursuant to section 5.20 of the Debtors' Second Amended Chapter 11 Plan dated February 12, 2003 (the "Plan")(1) and section 1142(b) of title 11 of the United States Code (the "Bankruptcy Code") for an order permitting the Company to make interim distributions to and/or reserves for certain remaining stakeholders under the Plan, dated May 7, 2004 (the "Motion"). The facts, legal arguments and relief requested in the Motion, except as specifically described below, are incorporated herein by reference. The Court has re-scheduled the hearing on the Motion for September 10, 2004 at 2:00 p.m. In support of this Supplement Statement, the Company states as follows:

                                  BACKGROUND

          1. In the Motion, the Company attempted to accommodate the request of Riverside and other shareholders by seeking authority to make an interim distribution to holders



-------------------------
1   Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Plan.

of Allowed Class 8 Claims and Allowed Interests under the Plan. The Motion and relief sought therein was not practicable until, among other things, Holdings, the class action plaintiffs and the individual defendants to the Securities Litigation could reach a settlement. Such a settlement was reached in Autumn 2003 and an order approving this settlement pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure was entered by this Court on March 9, 2004. The final approval by the United States District Court for the Southern District of New York (the "District Court") was entered on April 29, 2004.

          2. As a result of this compromise, the Company was in a position to file an objection to the only significant claims that remained - the Class 8 Claims of the Underwriters for indemnification. Because these indemnification claims were contingent and unliquidated, and would likely remain so for an indefinite period of time, on February 4, 2004, the Company filed an objection to the Class 8 Claims seeking disallowance of the claims pursuant to section 502(e)(1)(B) of the Bankruptcy Code. After arms'-length negotiation, the parties resolved that, among other things: (i) the Underwriters would have a liquidated Class 8 Claim in the amount of $546,306.15 in respect of certain of their defense costs, which would be reflected in the allowance of claim number 722 as a Class 8 Claim (the "Agreed Claim"); (ii) the remainder of the Underwriter Claims would be disallowed in full pursuant to section 502(e)(1)(B) of the Bankruptcy Code; (iii) the disallowance of the Underwriter Claims would be without prejudice to the Underwriters' ability subsequently to file a motion with this Court, pursuant to section 502(j) of the Bankruptcy Code, seeking reconsideration of their indemnification claims under appropriate circumstances; and (iv) all rights, remedies, defenses or arguments available to the Company or the Examiner, whether pursuant to the Bankruptcy Code, other applicable law, contract or order, or at equity, whether then existing or acquired thereafter, were reserved both in connection with any motion to reconsider filed by any of the Underwriters, and in connection with any underlying claim made by any Underwriter. This agreement was embodied in that a certain Consent Order Regarding Objection to Underwriters' Claims, which was entered by this Court on March 19, 2004 (the "Underwriters Consent Order").

          3. With the resolution of the Securities Litigation, and the disallowance of the Underwriter Claims and any residual Class 8 Director and Officer Claims, the Company had substantially completed the claims administration process, except for the contingency that the Underwriters would file a subsequent motion to increase their Class 8 Claim. Similarly, the Examiner had completed his work in connection with Class 7 Claims, as settlements with each of the former officers and directors whose Claims were subject to his investigation had been reached and approved by this Court.

          4. With these obstacles cleared, the Company filed the Motion, which proposed to make an interim distribution of 40(cent) per share.(2) This initial proposal included a hold back of estate funds to cover the contingency that the Underwriters may seek to increase their Class 8 Claim. Due to concerns about preservation of privileged communications, attorney work-product and material non-public information, the Company did not disclose the specific amount of the contingency.

          5. In response to the Motion, the Company received several objections from parties(3) questioning the proposed amount of distribution and level of reserves. For example:

             o Riverside Contracting LLC, joined by Kellogg Capital Group, LLC and Contrarian Capital Management, LLC, requested that the Company increase the amount of its distribution so that a resulting distribution of 62(cent) per share would to occur.



--------------------
2   A table showing the Company's calculation of the Ultimate Distribution
Scenarios, which help to form the basis of the Company's determination to propose a 40(cent) per share distribution, is annexed hereto as Exhibit A. Exhibit A helps to demonstrate how a final distribution can be affected by the amount of available proceeds and the magnitude of any Class 8 Claim that ultimately becomes allowed.
3   It is noteworthy that the objecting parties refused the Company's offer to review the detailed information behind its proposal subject to a stipulation to preserve the confidentiality and privilege of such information.

             o The Enron Parties opposed any interim distribution pursuant to the Motion or, in the alternative, that the Company maintain a reserve of the maximum amount of distribution to which the Enron Parties would be entitled as a holder of interest, to be maintained in an interest-bearing escrow account held by a third party.(4)


          6. The Company filed an omnibus response to each of the objections observing that despite the Company's careful efforts to establish an appropriate distribution, all the objecting parties sought to supplement their business judgment for the Company's. On June 11, 2004, the Court held a hearing on the Motion, (the "June 11th Hearing"), at which it determined to appoint Morton Levine ("Mr. Levine") as an independent party to review and report on the recommendation of the Company regarding the amount of the interim distribution proposed in the Motion.


                                 RECENT EVENTS

          7. Shortly after the June 11th Hearing, after entering into an appropriate confidentiality agreement, the Company engaged Mr. Levine to provide him with the information he would require in order to fulfill his court appointed duties. Indeed, since his appointment, the Company's management and counsel have provided Mr. Levine with all requested information. In addition, the Company, its representatives and Mr. Levine participated in several telephonic and in person meetings to discuss the proposed interim distribution. The Company has also conducted a conference call with certain Shareholders, who have signed confidentiality stipulations, to share with them information and the calculations that supported the Company's proposed interim distribution.

          8. After the June 11th Hearing, but before the first meeting between the Company and Mr. Levine, the Company became aware of new information that would



------------------
4   The Examiner and Automated Power Exchange also filed objections to the
Motion, but neither disputed the
                                                              footnote continue
dramatically alter the interim distribution to be proposed by the Company. The Underwriters reached a settlement with the class action plaintiffs in the Securities Litigation whereby the Underwriters agreed to settle the outstanding claims in the Securities Litigation by paying the class action plaintiffs $15 million. This information was crucial because, if the settlement was completed on these terms, the contingent nature of the Underwriter's Class 8 Claim would be removed and the amount of the claim would be fixed. The overall effect would enable the Company to propose a higher interim distribution.

          9. The Underwriters have moved towards completion of their settlement, but it is not yet complete and final. The class action plaintiffs and the Underwriters as of July 23, 2004 entered into a Memorandum of Understanding (the "MOU"), which has been made public. In addition, the Underwriters have asserted their right for reconsideration of their Class 8 Claim pursuant to section 502(j) of the Bankruptcy Code (the "Reconsideration Motion") and seek to have it allowed in the amount of $15 million, plus $1,047,128.07 in fees and costs.(5) The Underwriters have yet to file a settlement agreement in the District Court to initiate the final settlement process. The Company has engaged the Underwriters' counsel and is continuing to closely monitor the Underwriters' progress in obtaining approval of the settlement in the District Court.

          10. While the Underwriters' settlement has permitted the Company, in the prudent exercise of its business judgement, to dramatically increase the amount of the proposed interim distribution, it will also effect the timing of such interim distribution. The increase in the interim distribution depends upon the Class 8 Claim of the Underwriters not materially exceeding the current settlement amount. However, the Company cannot be assured that the




-----------------------------------
appropriate level of distribution or reserve.

5   The Underwriters have reserved the right under the Reconsideration Motion to supplement its alleged claim for future fees and costs.

settlement amount is fixed and binding until it is approved by the District Court. Thus, the Company has concluded that the reasonable and prudent course of action is that the interim distribution should not commence until the District Court has given a final approval of the Underwriters' settlement.


                         UPDATED INTERIM DISTRIBUTION

          11. As discussed below, the Company proposes to make an interim distribution in the amount of 59(cent) per share after District Court approval of the Underwriter's settlement.

          12. The Company's determination of the amount of the interim distribution is a product of a complex series of calculations, reserves and estimates,(6) and includes input from the Examiner, Mr. Levine and various shareholders. In light of the fact that this will be an interim distribution, the Company has taken a very conservative approach: (a) in estimating future expenses, it has built in contingencies for unanticipated events or changes;
(b) in estimating the funds available for distribution, it has not projected any additional asset recoveries; and (c) it has reserved for the full amount of all asserted claims or interests (even if disputed). The Company must emphasize that although this interim distribution is made on a conservative basis, there is no assurance with respect to the amount or timing of a final distribution. Indeed, there is a risk (albeit slight) that if the amounts set aside in the budget are not sufficient for future administration of the post-confirmation estate that the Confirmation of the Plan could be set aside and the case converted to Chapter 7.




----------------
6   The Company's methodology includes certain assumptions that will be adjusted for actual amounts at the time of the final distribution.

          13. In calculating the appropriate amount of the interim distributions, the Company has taken the following steps: (i) budgeted for current accounts payable and future known administrative expenses that could be incurred through the closure of these cases; (ii) established a contingency fund in the event of unanticipated future expenses; and (iii) set aside a specified reserve as provided in that certain Notice of Proposed Final Payment to Automated Power Exchange, Inc., dated October 28, 2003. In budgeting on account of these potential future expenditures, the Company has specifically consulted with Mr. Levine and the Examiner in light of the progress of his investigation. As a result of those discussions, the Company has set aside substantial monies to fund any litigation by the Examiner against the Enron Parties, if and to the extent initiated. In calculating the amount of the interim distribution, the Company has subtracted from the available cash (approximately $91 million) an appropriate conservative budget for administrative operating expenses and contingencies (including the Enron litigation), in the amount of approximately $11.0 million. The remainder (approximately $80.0 million) is assumed to be available for the interim distribution and/or reserve for the holders of Claims in Class 8, and of Interests in Classes 9, 10 & 11.

          14. The Company has also estimated the number of shares held or deemed held by each Class. For Class 8 Claims (the Underwriters), the Company has assumed a claim of $16.546 million (which includes the current Agreed Claim of $546,000, and an estimate of $16.0 million for the Underwriters' settlement). This estimated claim of $16.546 million was then converted into "deemed shares" pursuant to Sections 1.53 and 4.8 of the Plan. For Class 9 Interests, the Company has referred to its records that reflect the number of issued and outstanding shares of Common Stock. For Class 10 and 11 Interests (the outstanding Warrants and Options) the Company has calculated the number of shares to be issued upon the exchange proposed under the Plan for Exercisable Options and Holdings Warrants that are at a strike price less than the amount of the proposed interim distribution.

          15. The Company's determination to make a distribution or reserve for certain members within each Class was guided by the specific facts and circumstances. First, with respect to Class 8, because the Company intends to dispute the Reconsideration Motion, it determined not to make a distribution but, instead, to reserve for the full amount of the Underwriters' potential Class 8 Claim. Second, with respect to Class 9, the Company fully reserved for the Enron Party Interests because the Examiner's investigation is ongoing and such Interests are deemed disputed until an adjudication or a settlement is reached. Third, with respect to Classes 10 and 11, the Company made a sufficient reserve until the holder of Exercisable Options elects to convert its Interests into shares as part of the interim distribution. The Company believes that it is likely that most of the Warrants and Options will be so converted. The results of these calculations are summarized in the table below.


              Summary of Projected 59(cent) Total Distributions
              -------------------------------------------------

                                                                                  Payment To         Reserved for
                                                                                  Undisputed         Disputed
                                                                $.59              Claims &           Claims &
Shareholders                                Shares              Distribution      Interest           Interest
Enron                                        8,650,400          $  5,103,736                         $ 5,103,736
Cortez                                       5,000,000          $  2,950,000                         $ 2,950,000
LJM2                                         4,554,692          $  2,687,268                         $ 2,687,268
Lana Pai                                     1,032,000          $    608,880                         $   608,880
Other                                       43,629,476          $ 25,741,391       $25,741,391
                                           ---------------------------------------------------------
                                            62,866,568          $ 37,091,275       $25,741,391       $11,349,884
                                           ------------------------------------------------------------------------


Class 8  $546k(7)                              428,672          $    252,916       $   252,916
Class 8 $16m                                12,561,826          $  7,411,477                         $ 7,411,477

McGarrett Class 10 Warrants                 38,585,578          $ 22,765,491                         $22,765,491
Other Class 10 Warrants                     20,435,590          $ 12,056,998                         $12,056,998

                                           ------------------------------------------------------------------------



-------------------------
7   The conversion of Class 8 Claims into shares is based on an assumption that there are $80.0 million in liquidation proceeds. This conversion will change if the ultimate amount for distribution is different from this assumption.
Annexed hereto as Exhibit B is the calculation made by the Company for the conversion of the Class 8 Claim.



                                      8


                                           ------------------------------------------------------------------------
Total                                       134,878,234         $79,578,158        $25,994,307       $53,583,851
                                           =================== ================== ================= ==================


          16. On August 27, 2004, Mr. Levine filed that certain Report of Independent Party and Request for Hearing (the "Independent Party Report"). In the Independent Party Report, Mr. Levine observes that, after review of information supplied by the Company and discussions with representatives of the Company and shareholders, he recommends an interim distribution in the same amount proposed by the Company in this Supplemental Statement. The Company and Mr. Levine differ only on the timing of the interim distribution as Mr. Levine believes the Company can make an immediate interim distribution of 45(cent), with an additional interim distribution of 14(cent) after District Court approval of the Underwriters' settlement.

          17. Although the Company would not contend that the immediate interim distribution would put the Underwriters at a material risk, it does believe that it is not advisable to make multiple interim distributions as long as the Underwriters' are moving diligently towards a final approval by the District Court. Accordingly, the Company maintains that the reasonable and prudent course of action is that the interim distribution should not commence until the District Court has given a final approval of the Underwriters' settlement. However, as the Company continues to monitor the progress of this settlement, it will also continue to consult with Mr. Levine, and other parties in interest, to determine whether any subsequent adjustment should be made to the amount or timing of the interim distribution.

Dated:   New York, New York
         August 30, 2004            SIDLEY AUSTIN BROWN & WOOD LLP

                                    /s/ Richard W. Havel
                                    -----------------------------------
                                    By:  Richard W. Havel
                                    (A Member of the Firm)
                                    555 W. Fifth Street
                                    40th Floor
                                    Los Angeles, California  90013
                                    Telephone (213) 896-6000
                                    Telecopier (213) 896-6100

                                         - and -

                                   William M. Goldman
                                   Geoffrey T. Raicht
                                   787 Seventh Avenue
                                   New York, New York  10019
                                   Telephone (212) 839-5300
                                   Telecopier (212) 839-5599

                                         - and -

                                   KING & SPALDING LLP
                                   Paul K. Ferdinands
                                   Georgia Bar No. 258623
                                   Gregory S. Bianchi
                                   Georgia Bar No. 056404
                                   191 Peachtree Street
                                   Atlanta, Georgia  30303
                                   Telephone (404) 572-4600
                                   Telecopier (404) 572-5100


                                   Co-Counsel for NewPower Holdings, Inc.
                                   The NewPower Company and TNPC Holdings, Inc.

                                                                     EXHIBIT A




                                                        New Power
                                             Ultimate Distribution Scenarios


Liquidation Proceeds  $ 75,000,000
---------------------------------------------------------------------------------------------------------------------------------
  Underwriters'       $ 15MM            $ 17.5MM          $ 20MM            $ 25MM             $ 50MM            $ 100MM
  claims:
---------------------------------------------------------------------------------------------------------------------------------
Class 8               $ 7,262,966.14    $ 8,306,891.00    $ 9,320,545.65    $ 11,262,162.33    $ 19,531,544.99   $ 31,156,528.98
Class 9               $ 35,038,706.64   $ 34,523,232.60   $ 34,022,705.53   $ 33,063,965.08    $ 28,980,671.11   $ 23,240,432.82
Class 10 & 11         $ 32,698,327.22   $ 32,169,876.40   $ 31,656,748.82   $ 30,673,872.60    $ 26,487,783.90   $ 20,603,038.20
---------------------------------------------------------------------------------------------------------------------------------
Ultimate Share Value  $ 0.56            $ 0.55            $ 0.54            $ 0.53             $ 0.46            $ 0.37


Liquidation Proceeds  $ 80,000,000
---------------------------------------------------------------------------------------------------------------------------------
  Underwriters'       $ 15MM            $ 17.5MM          $ 20MM            $ 25MM             $ 50MM            $ 100MM
  claims:
---------------------------------------------------------------------------------------------------------------------------------
Class 8               $ 7,286,550.60    $ 8,340,863.03    $ 9,366,299.72    $ 11,335,164.53    $ 19,790,095.67   $ 31,869,677.63
Class 9               $ 37,495,984.09   $ 36,975,380.83   $ 36,469,035.97   $ 35,496,840.81    $ 31,321,925.86   $ 25,357,214.08
Class 10 & 11         $ 35,217,465.30   $ 34,683,756.14   $ 34,164,664.31   $ 33,167,994.66    $ 28,887,978.47   $ 22,773,108.29
---------------------------------------------------------------------------------------------------------------------------------
Ultimate Share Value  $ 0.60            $ 0.59            $ 0.58            $ 0.56             $ 0.50            $ 0.40
---------------------------------------------------------------------------------------------------------------------------------


Liquidation Proceeds  $ 82,000,000
---------------------------------------------------------------------------------------------------------------------------------
  Underwriters'       $ 15MM            $ 17.5MM          $ 20MM            $ 25MM             $ 50MM            $ 100MM
  claims:
---------------------------------------------------------------------------------------------------------------------------------
Class 8               $  7,295,248.00   $  8,353,405.53   $  9,383,211.04   $ 11,362,205.00    $ 19,886,747.53   $ 32,139,769.27
Class 9               $ 38,479,258.69   $ 37,956,756.78   $ 37,448,254.66   $ 36,471,057.88    $ 32,261,769.89   $ 26,211,416.22
Class 10 & 11         $ 36,225,493.31   $ 35,689,837.69   $ 35,168,534.31   $ 34,166,737.12    $ 29,851,482.58   $ 23,648,814.51
---------------------------------------------------------------------------------------------------------------------------------
Ultimate Share Value  $ 0.61            $ 0.60            $ 0.60            $ 0.58             $ 0.51            $ 0.42
---------------------------------------------------------------------------------------------------------------------------------


Liquidation Proceeds  $ 84,000,000
---------------------------------------------------------------------------------------------------------------------------------
  Underwriters'       $ 15MM            $ 17.5MM          $ 20MM            $ 25MM             $ 50MM            $ 100MM
  claims:
---------------------------------------------------------------------------------------------------------------------------------
Class 8               $ 7,303,565.92    $ 8,385,408.05    $ 9,399,403.83    $ 11,388,125.95    $ 19,979,851.21   $ 32,401,777.25
Class 9               $ 39,462,720.67   $ 38,938,399.36   $ 38,427,828.14   $ 37,445,827.75    $ 33,203,365.97   $ 27,069,609.95
Class 10 & 11         $ 37,233,713.41   $ 36,696,192.60   $ 36,172,768.03   $ 35,166,046.30    $ 30,816,782.83   $ 24,528,612.80
---------------------------------------------------------------------------------------------------------------------------------
Ultimate Share Value  $ 0.63            $ 0.62            $ 0.61            $ 0.60             $ 0.53            $ 0.43
---------------------------------------------------------------------------------------------------------------------------------

                                                                     EXHIBIT B


                         CONVERSION OF CLASS 8 CLAIMS

If
Liquidation Proceeds ("LP") =          $   80,073,161     LP      Presumed
Class 8 Claims =                       $   16,500,000     C8      Presumed

And since
Holdings Common Stock ("HS")=              62,866,568     HS      Given
Warrant and Options Face Value
Shares ("FVS") =                           64,449,200     FVS     Given

Then
Deemed Shares for Class 8 =                12,954,383     S8      HS*C8/LP
Exercised Shares ("ES") =                  59,022,565     ES      TS-S8-HS
Total Shares ("TS") =                     134,843,516     TS
Ultimate Share Value ("USV") =                0.59382     USV     LP/TS
Distribution for Class 8 =             $ 7,692,608.49     D8      S8*USV